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                                                                    EXHIBIT 23.1




DELOITTE &
 TOUCHE LLP
-----------            ---------------------------------------------------------
                       Suite 1500                       Telephone: (404)220-1500
                       191 Peachtree Street, N. E.      Facsimile: (404)220-1583
                       Atlanta, Georgia 30303-1924

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-33853, 333-33763 and 333-72061 of First Banking Company of Southeast
Georgia on Forms S-8, S-3 and S-4, respectively, of our report dated January 22, 1999, incorporated by reference in this Annual Report on Form 10-K of First Banking Company of Southeast Georgia for the year ended December 31, 1998.




/s/ Deloittte & Touche LLP

Atlanta, Georgia
March 17, 1999